Exhibit 5.1

[Letterhead of Skadden, Arps, Slate Meagher & Flom LLP]

                                                  May 21, 2004

Fisher Scientific International Inc.
One Liberty Lane
Hampton, NH 03842

                                                  Re:     Fisher Scientific International Inc.

                                                             Registration Statement on Form S-4
                                                             (File No. 333-114548)

Ladies and Gentlemen:

      We have acted as special counsel to Fisher Scientific International Inc., a Delaware corporation (the “Company”), in connection with the proposed issuance by the Company of up to 57,796,113 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), pursuant to an Agreement and Plan of Merger, dated as of March 17, 2004, as amended on April 16, 2004 (the “Merger Agreement”), by and among the Company, Fox Merger Corporation, a Wisconsin corporation and a direct wholly-owned subsidiary of the Company (“Merger Sub”), and Apogent Technologies Inc., a Wisconsin corporation (“Apogent”). The Merger Agreement provides that Merger Sub will be merged with and into Apogent (the “Merger”). Upon consummation of the Merger, Apogent will become a wholly owned subsidiary of the Company.

      This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the ‘Act‘).

      In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Company’s Registration Statement on Form S-4 (File No. 333-114548) as filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2004; (ii) Amendment No. 1 to the Registration Statement as filed with the Commission on the date hereof; (iii) a specimen certificate representing the Common Stock; (iv) the Amended and Restated Certificate of Incorporation of the Company, as certified by the Secretary of the State of Delaware and as amended to date and currently in effect;

(v) By-Laws of the Company, as amended to date and currently in effect; (vi) the Merger Agreement; and (vii) certain resolutions of the Board of Directors of the Company, relating to the transactions contemplated by the Merger Agreement. We also have examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents. In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, its directors and officers, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

      Members of our firm are admitted to the bar of the State of Delaware and we do not express any opinion as to the laws of any jurisdiction other than the corporate laws of the State of Delaware, and we do not express any opinion as to the effect of any other laws on the opinion stated herein.

      Based upon and subject to the foregoing, and assuming the due execution and delivery of certificates representing the shares of Common Stock in the form examined by us, we are of the opinion that the shares of Common Stock, when issued in accordance with the terms and conditions of the Merger Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

      We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. We also consent to the reference to our firm under the caption “Legal Matters” in the Joint Proxy Statement/ Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                                                                                    Very truly yours,

                                                                                                    /s/  Skadden, Arps, Slate, Meagher & Flom LLP

                                                                                                    Skadden, Arps, Slate, Meagher & Flom LLP